Exhibit 10.2
EIGHTH AMENDMENT TO CREDIT AGREEMENT
     THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of December 30, 2008 and effective as of the Seventh Amendment Effective Date, is by and among ENTERTAINMENT DISTRIBUTION COMPANY, LLC, a Delaware limited liability company (the “Borrower”), those Domestic Subsidiaries of the Borrower identified as a “Guarantor” on the signature pages hereto (individually a “Guarantor” and collectively the “Guarantors”), the financial institutions party hereto as lenders (the “Lenders”) and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent under the Credit Agreement (defined below) (in such capacity, the “Administrative Agent”).
W I T N E S S E T H
     WHEREAS, the Borrower, the Guarantors, Glenayre Electronics, Inc., a Colorado corporation, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of May 31, 2005 (as previously amended, modified or supplemented and as further amended, modified, supplemented, restated or amended and restated from time to time, the “Credit Agreement”; capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement as amended hereby); and
     WHEREAS, the Borrower and the Lenders have agreed to amend the Credit Agreement on the terms and conditions set forth herein;
     NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT
     1.1 Amendment of Section 2.1(j). Section 2.1(j) of the Credit Agreement is hereby amended by deleting the last sentence of the section and inserting the following in lieu thereof:
     “The obligations of each Euro Borrower shall be secured solely by the Collateral pledged by such Euro Borrower and/or the Dutch Holding Company (and not by any Collateral pledged by any other Credit Party).”
     1.2 Amendment of Section 2.21(b). Section 2.21(b) of the Credit Agreement is hereby amended by deleting the reference therein to “$8,700,000” and inserting in its place “$5,400,000.”
     1.3 Amendment of Section 2.21(b)(ii). Section 2.21(b)(ii) of the Credit Agreement is hereby amended by deleting the reference therein to “September” and inserting in its place “December.”

     1.4 Amendment of Section 2.7(b)(vi). Section 2.7(b)(vi) of the Credit Agreement is hereby amended and restated in its entirety as follows:
     Section 2.7(b)(vi) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.7(b) shall be applied as follows: (A) with respect to all amounts prepaid pursuant to Sections 2.7(b)(ii) through (iv), to the Term Loan (on a pro rata basis across the remaining amortization payments set forth in Section 2.2(b)) provided, however, that any payment made in connection with the purchase by Sony of any equipment from Borrower after the payment required under Section 2.2(b) hereof to be made on the date of the Closing under the Sony Sale Agreement, shall be applied as follows: (i) the first $1,000,000 to the Term Loan (on a pro rata basis across the remaining amortization payments set forth in Section 2.2(b)), and (ii) any funds above $1,000,000 to the collateral account designated a Money Market Account as provided in Section 2.21(b) hereof; and (B) with respect to all amounts prepaid pursuant to Section 2.7(b)(v), with respect to each Excess Cash Flow prepayment for the twelve-month period ended December 31, 2008, and each Excess Cash Flow prepayment to be made thereafter (w) first, 50% of such amount to be applied to the amortization payment due hereunder pursuant to Section 2.2(b) on December 31, 2009, and (x) second, 50% of such amount to be applied to the remaining amortization payments due hereunder pursuant to Section 2.2(b) thereafter on a pro rata basis until the Term Loan is paid in full. Within the parameters of the applications set forth above, prepayments shall be applied first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. Each Lender shall receive its pro rata share of any such prepayment based on its Term Loan Commitment Percentage. All prepayments under this Section 2.7(b) shall be subject to Section 2.17 and be accompanied by interest on the principal amount prepaid through the date of prepayment.
     1.5 New Section 7.1(m). A new Section 7.1(m) is hereby added to the Credit Agreement immediately following Section 7.1(l) thereof as follows:
     Section 7.1(m) Change of Control. The failure of the Borrower to own, directly or indirectly, two-thirds or more of the then outstanding Voting Stock of the Dutch Holing Company;
     1.6 New Section 7.1(n). A new Section 7.1(n) is hereby added to the Credit Agreement immediately following Section 7.1(m) thereof as follows:
     Section 7.1(n) Sony Enforcement Action. Sony or any Affiliate thereof takes any action which constitutes an Enforcement Action (as defined in the Sony Subordination Agreement) except as specifically permitted in Section 2.7(b) of the Sony Subordination Agreement, and any such Enforcement Action shall not have been terminated or rescinded within 30 days of its occurrence.
ARTICLE II
CONDITIONS TO EFFECTIVENESS
     2.1 Effective Date.

     The matters set forth in Article I of this Amendment shall become effective upon the Seventh Amendment Effective Date.
ARTICLE III
MISCELLANEOUS
     3.1 Amended Terms.
     (a) Amended Terms. All references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.
     3.2 Representations and Warranties of Credit Parties. Each of the Credit Parties represents and warrants as follows as of the date hereof:
     (a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
     (b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s valid and legally binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
     (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment or the transaction contemplated herein.
     (d) The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).
     3.3 Acknowledgment of Guarantors and Parent. The Guarantors and Parent acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors’ and Parent’s obligations under the Credit Documents.
     3.4 Credit Document. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.
     3.5 Entirety. This Amendment and the other Credit Documents embody the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

     3.6 Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered.
     3.7 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     3.8 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 9.14 and 9.17 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.
     3.9 Fees. The Borrower agrees to pay all fees and expenses of the Administrative Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment, the restructuring of the Loans as contemplated thereby, and in connection therewith, due diligence concerning the Credit Parties and the Collateral, including, without limitation, the fees and expenses of Reed Smith LLP and King & Spalding LLP.
     3.10 Release. The Credit Parties hereby release and forever discharge Administrative Agent, the Lenders and their agents, employees, attorneys, professionals, and representatives from any and all claims, counterclaims, liabilities, and causes of action existing on the date of execution of this Amendment and effective as of the Seventh Amendment Effective Date (collectively, the “Claims”) of every nature and description, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, actual or potential, and whether arising at law or in equity, under the common law, state law, federal law, or any other law, in connection with the Credit Agreement or any other Credit Document, or arising out of or relating to Administrative Agent’s or any Lender’s administration of or conduct in connection with the Credit Agreement or another Credit Document, or otherwise, it being the Credit Parties’ intention to effect a general release of all such Claims.
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     IN WITNESS WHEREOF the Borrower, the Guarantors, the Parent, the Lenders, and the Administrative Agent have caused this Amendment to be duly executed on the date first above written.

BORROWER:	ENTERTAINMENT DISTRIBUTION COMPANY,
LLC, a Delaware limited liability company

	By:	/s/ Thomas Costabile

	Name:	Thomas Costabile
	Title:	President & COO

GUARANTORS:	ENTERTAINMENT DISTRIBUTION COMPANY (USA), LLC, a Delaware limited liability company

	By:	/s/ Thomas Costabile

	Name:	Thomas Costabile
	Title:	President & COO

PARENT:	GLENAYRE ELECTRONICS, INC., a Colorado corporation

	By:	/s/ Matt Behrent

	Name:	Matt Behrent
	Title:	EVP Corporate Development

ADMINISTRATIVE AGENT AND LENDERS:	WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

	By:	/s/ Elaine Eaton

	Name:	Elaine Eaton
	Title:	Senior Vice President

Euro Revolving Commitment Percentage: 100%
Euro Revolving Committed Amount: 2 million Euros

ING CAPITAL LLC, as a Lender

	By:	/s/ Andrew C. Sepe

	Name:	Andrew C. Sepe
	Title:	Vice President